                                                                       Exhibit 3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 FTD CORPORATION

        (Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware)

                  FTD Corporation, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY as follows:

                  1. That the Board of Directors of the Corporation, at a meeting duly held on October 7, 1999, adopted a resolution proposing and declaring advisable an amendment to Article FIRST (the "Amendment") of the Corporation's Restated Certificate of Incorporation so that as amended it would read in its entirety as follows:

                        FIRST:    The name of the corporation is IOS BRANDS
                   CORPORATION (hereinafter the "Corporation").

                   2. That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at the annual meeting of stockholders held on November 17, 1999 (the "Meeting"), the holders of not less than a majority of the shares of the Corporation entitled to vote at the Meeting voted in favor of the Amendment.

                   3. That no shares of the Corporation were entitled to vote as a class at the Meeting.

                   4. That the Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                   5. That this Amendment shall become effective at 9:00 a.m., Eastern Standard Time, on November 18, 1999.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by the Corporation's President and attested by the Corporation's Secretary this 18th day of November, 1999.

                                             FTD CORPORATION


                                             /s/ Robert L. Norton
                                             --------------------
                                             Robert L. Norton
                                             President


ATTEST:


/s/ Francis C. Piccirillo
-------------------------
Francis C. Piccirillo
Secretary

                                       2